     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1994
                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                DEERE & COMPANY
             (Exact name of Registrant as specified in its charter)
                           --------------------------

         DELAWARE                    36-2382580
      (State or other             (I.R.S. employer
      jurisdiction of          identification number)
     incorporation or
       organization)

                                JOHN DEERE ROAD
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-8000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               FRANK S. COTTRELL
                                DEERE & COMPANY
                                JOHN DEERE ROAD
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-4675

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                JONATHAN JEWETT                                HOWARD G. GODWIN, JR.
              SHEARMAN & STERLING                                   BROWN & WOOD
              599 LEXINGTON AVENUE                             ONE WORLD TRADE CENTER
            NEW YORK, NEW YORK 10022                          NEW YORK, NEW YORK 10048

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                     AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
            SECURITIES TO BE REGISTERED                BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Debt securities(2).................................                             100%
Warrants to purchase debt securities...............                              --
Preferred Stock(3).................................                              --
Depositary Shares..................................     $501,425,000             --             $501,425,000          $172,906
Common Stock(4)....................................                              --
Warrants to purchase common stock(5)...............                              --
Currency warrants and other warrants...............                             100%

(1)  Estimated for the purpose of computing the registration fee.
(2) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial offering price of up to $501,425,000.
(3) Such indeterminate number of shares of Preferred Stock as may, from time to time, be issued at indeterminate prices, including Preferred Stock issuable upon conversion into or exchange of securities of the Company.
(4) Such indeterminate number of shares of Common Stock as may, from time to time, be issued at indeterminate prices, including Common Stock issuable upon conversion into or exchange of securities of the Company. Each share of Common Stock includes a right to purchase certain shares of Preferred Stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(5) Notwithstanding the paragraph immediately below, the warrants to purchase common stock may only be issued in the amounts registered herein.

                         ------------------------------

    Pursuant to rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to registration statement no. 33-66134 previously filed by the registrant on form S-3 and declared effective on July 27, 1993. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement no. 33-66134, and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with section 8(c) of the Securities Act of 1933.
                           --------------------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 15, 1994

PROSPECTUS

                                DEERE & COMPANY
                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK
                      CURRENCY WARRANTS AND OTHER WARRANTS

    Deere & Company (the "Company") may offer and sell from time to time under this prospectus, together or separately, (i) its unsecured debt securities (the "Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of its preferred stock (the "Preferred Stock"), (iv) depositary shares (the "Depositary Shares") representing interests in Preferred Stock, (v) shares of its common stock (the "Common Stock"), (vi) warrants to purchase Common Stock (the "Common Warrants") and (vii) options, warrants or other rights relating to foreign currency exchange rates (the "Currency Warrants") or relating to other items or indices (collectively, the "Other Warrants"), all on terms to be determined at the time of offering. The Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other securities as herein described.

    The Debt Warrants, Common Warrants, Currency Warrants and Other Warrants are collectively called the "Warrants". The Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock, or a combination thereof, proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement are referred to as the "Offered Securities", and the Offered Securities, together with any Debt Securities, Preferred Stock and Common Stock issuable upon exercise of Warrants or conversion or exchange of other Securities, are referred to as the "Securities". Securities (including Securities issuable upon exercise of Warrants or upon conversion or exchange of other Securities) with an aggregate initial offering price of up to $700,000,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency ("Currency") other than the U.S. dollar) may be issued under this prospectus.

    The prospectus supplement accompanying this prospectus sets forth, with respect to each series or issue of Securities for which this prospectus and the prospectus supplement are being delivered; (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of any interest (or manner of calculation) and time of payment thereof, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any terms for the conversion or exchange thereof and the form of such Debt Securities (which may be in registered, bearer or global form); (ii) the terms of any Warrants offered, including, where applicable, the exercise price, detachability, expiration date and other terms; (iii) the terms of any Preferred Stock offered, including the specific designations and dividend, redemption, liquidation, voting and other rights not described in this prospectus and any terms for the conversion or exchange thereof; (iv) the terms of any Depositary Shares offered; and (v) any initial offering price, the purchase price and net proceeds to the Company and the other specific terms related to the offering of such Securities.

    The Company may sell Offered Securities to or through underwriters, dealers or agents, and also may sell Offered Securities directly to other purchasers. See "Plan of Distribution". No Offered Securities may be sold without delivery of a prospectus supplement describing such Offered Securities and the method and terms of offering thereof.

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
    SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is June   , 1994.

                             AVAILABLE INFORMATION

    Deere & Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 W. Madison Street, Chicago, Illinois 60606; and Seven World Trade Center, New York, New York 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated in this prospectus by reference:

    1.  Annual report on Form 10-K for the fiscal year ended October 31, 1993;

    2. Quarterly reports on Form 10-Q for the quarters ended January 31, 1994 and April 30, 1994; and

    3. Current reports on Form 8-K dated December 7, 1993, January 13, 1994, February 22, 1994 and May 24, 1994.

    All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any offering of the Securities made by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The Company will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Such written or oral request should be directed to Deere & Company, John Deere Road, Moline, Illinois 61265-8098, Attention: Corporate Secretary (309/765-8000).

                                  THE COMPANY

    The Company and its subsidiaries (collectively called "John Deere") manufacture, distribute and finance a full range of agricultural equipment; a broad range of industrial equipment for construction, forestry and public works; and a variety of lawn and grounds care equipment. The Company also provides credit, health care and insurance products for businesses and the general public. The Company believes that its worldwide sales of agricultural equipment during recent years have been greater than those of any other business enterprise. It also believes that John Deere is an important provider of most of the types of industrial equipment that it markets, and a leader in some size ranges. The Company also believes it is the largest manufacturer of lawn and garden tractors and provides the broadest line of grounds care equipment in North America. John Deere's operations are categorized into five business segments:

        The Company's worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full range of equipment used in commercial farming--including tractors; tillage, soil preparation, planting and harvesting machinery; and crop handling equipment.

        The Company's worldwide INDUSTRIAL EQUIPMENT segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; scrapers; motor graders; excavators; and log skidders. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturers
    (OEM) market.

        The Company's worldwide LAWN AND GROUNDS CARE EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden and utility purposes; riding and walk-behind mowers; golf course equipment; utility transport vehicles; snowblowers; and other outdoor power products.

        The products produced by the equipment segments are marketed primarily through independent retail dealer networks.

        The Company's CREDIT segment, which operates in the United States and Canada, purchases and finances retail notes from John Deere's equipment sales branches in the United States and Canada. The notes are acquired by the sales branches through John Deere retail dealers and originate in connection with retail sales by dealers of new John Deere equipment and used equipment. The credit segment also purchases and finances retail notes unrelated to John Deere, representing primarily recreational vehicle and recreational marine product notes acquired from independent dealers of that equipment and from marine mortgage service companies. The credit subsidiaries also lease John Deere equipment to retail customers, finance and service unsecured revolving charge accounts acquired from merchants in the agricultural, lawn and grounds care and marine retail markets, and provide wholesale financing for recreational vehicles and John Deere engine inventories held by dealers of those products.

        The Company's INSURANCE AND HEALTH CARE segment issues policies in the United States and Canada primarily for: a general line of property and casualty insurance to John Deere and non-Deere dealers and to the general public; group life and group accident and health insurance for employees of participating John Deere dealers; group life and group accident and health insurance for employees of John Deere; life and annuity products to the general public and credit physical damage insurance in connection with certain retail sales of John Deere products financed by the credit subsidiaries. This segment also provides health management programs and related administrative services in the United States to corporate customers and employees of John Deere.

    The John Deere enterprise has manufactured agricultural machinery since 1837. The present Company was incorporated under the laws of Delaware in 1958. The address of the Company's principal office is John Deere Road, Moline, Illinois 61265-8098. Its telephone number is (309) 765-8000.

           RISK FACTORS RELATING TO CURRENCIES AND CURRENCY WARRANTS

    Debt Securities denominated or payable in foreign Currencies and Currency Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls, potential illiquidity in the secondary market and, in the case of Currency Warrants, the risk that they will expire worthless. These risks will vary depending upon the Currency or Currencies involved and, in the case of Currency Warrants, the particular form of such Currency Warrants. These risks will be more fully described in the prospectus supplement. See "Description of Debt Securities" and "Description of Currency Warrants".

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used for working capital and other general corporate purposes. Such proceeds may be applied initially to the reduction of short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

    The Company may issue (either separately or together with other Offered Securities) its Debt Securities from time to time. The Senior Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (National Association), Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of New York, Trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended ("TIA"). The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures, including the definitions of certain terms therein. Parenthetical references below are to the Indentures or to the TIA, as appropriate.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

    GENERAL

    The Debt Securities will be unsecured obligations of the Company. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordinated Indenture Provisions -- Subordination".

    Each Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Debt Warrants or upon conversion or exchange of other Offered Securities ("Under-lying Debt Securities"), as well as other unsecured debt securities of the Company, may be issued under such Indenture in one or more series, in each case as authorized from time to time by the Company. The particular terms of the Offered Debt Securities and any Underlying Debt Securities and any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities or Underlying Debt Securities are described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Debt Securities and Underlying Debt Securities reference must be made to both the prospectus supplement relating thereto and the description of Debt Securities set forth in this prospectus.

    Reference is made to the prospectus supplement for the following terms of the Offered Debt Securities, the Underlying Debt Securities or both, as the case may be, being offered thereby:

        (1) The title of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities.

        (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

        (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

        (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

        (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

        (6) The period or periods within which, the price or prices at which, the Currency or Currencies in which, and the other terms and conditions upon which, such Debt Securities may be redeemed in whole or in part at the option of the Company, if the Company is to have that option.

        (7) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

        (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.

        (9) If other than U.S. dollars, the Currency or Currencies in which payments of the principal of (or premium, if any) or interest, if any, on such Debt Securities will be made or in which such Debt Securities will be denominated.

       (10) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

       (11) Whether the Company or a holder may elect payment of the principal of (or premium, if any) or interest, if any, on such Debt Securities in one or more Currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Debt Securities are denominated or stated to be payable and the Currency or Currencies in which such Debt Securities are to be so paid.

       (12) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served.

       (13) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities.

       (14) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.

       (15) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

       (16) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

       (17) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the applicable Indenture.

       (18) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

       (19) Whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

       (20) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

       (21) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture).

       (22) The designation of the initial Exchange Rate Agent, if any.

       (23) Whether such Debt Securities will be convertible into or exchangeable for shares of Common Stock of the Company or other Securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

       (24) Any other terms of such Debt Securities.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant to the Securities being offered.

    For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

    Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

    Each Indenture provides that the Debt Securities referred to on the cover page of this prospectus and additional unsecured debt securities of the Company unlimited as to aggregate principal amount may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301 of each Indenture) The applicable Debt Securities referred to on the cover page of this prospectus and any additional debt securities issued under an Indenture are herein collectively referred to, when a single Trustee is acting for all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee there-under, each with respect to one or more different series of Indenture Securities. See also "Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities", as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

    The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Senior Indenture do provide that neither the Company nor any Restricted Subsidiary (as defined below) will subject certain of its property or assets to any mortgage or other encumbrance unless the Indenture Securities issued thereunder are secured equally and ratably with or prior to such other indebtedness thereby secured. See "Senior Indenture Provisions -- Limitation on Liens" and "Senior Indenture Provisions -- Limitation on Sale and Lease-back Transactions" below. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    Under the Indentures, the Company has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued thereunder and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created), in an aggregate principal amount determined by the Company. (Section 301 of each Indenture)

    CONVERSION AND EXCHANGE

    If any Debt Securities will, by their terms, be convertible into or exchangeable for Common Stock or other Securities, the prospectus supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities. Such terms may also include provisions under which the number of shares of Common Stock or the number or amount of other Securities to be received by the holders of such Debt Securities upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in the prospectus supplement.

    DENOMINATIONS, REGISTRATION AND TRANSFER

    Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer
Securities. Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 and integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). The Indentures also provide that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities". Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture)

    Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)

    Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (and, in the case of convertible or exchangeable Debt Securities, for conversion into or exchange for other Securities) (i) at each office or agency required to be maintained by the Company for payment of such series, as described in "Payment and Paying Agents", and (ii) at each other office or agency that the Company may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)

    The Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)

    PAYMENT AND PAYING AGENTS

    Unless otherwise provided in the prospectus supplement, the Place of Payment for a series issuable solely as Registered Securities will be The City of New York, and the Company will initially designate the office of the Senior Trustee and the corporate trust office of the Subordinated Trustee, respectively, for this purpose. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Registered Securities (i) by check mailed to the address of the Person entitled thereto as such Person's address appears in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307 of each Indenture)

    If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, the Company will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, the Company will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in The City of New York if (but only
if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)

    The Company may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

    Unless otherwise provided in the prospectus supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars will be made in U.S. dollars in the event that such Currency (i) is a currency, and it ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) is the ECU, and it ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) is any other currency unit (or composite currency) other than the ECU, and it ceases to be used for the purposes for which it was established (each of the events described in clauses (i) through (iii), a "Conversion Event"). (Section 312 of each Indenture)

    EVENTS OF DEFAULT

    Each Indenture provides, with respect to Debt Securities of a series outstanding thereunder, that the following will constitute Events of Default:
(i) default in the payment of any interest upon any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series; (iv) default in the performance, or breach, of any covenant or agreement of the Company in the applicable Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (vi) any other Event of Default provided with respect to Debt Securities of that series. (Section 501 of each Indenture) The Company is required to file with the applicable Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on any Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section 601 of each Indenture)

    If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if any Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502 of each Indenture)

    Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, that Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the applicable holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section 315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series. (Section 512 of each Indenture)

    The holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or any related coupons or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513 of each Indenture)

    MERGER OR CONSOLIDATION

    Each Indenture provides that the Company may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless (i) either the Company is the continuing corporation or (ii) such corporation or Person assumes by supplemental indenture the due and punctual payment of the principal (and premium, if any) and interest, if any, on the Indenture Securities issued thereunder and the performance of every covenant thereunder and, in either case, immediately after the transaction no default shall exist. In addition, under the Senior Indenture, no such consolidation, merger or transfer may be made if as a result thereof any property or assets of the Company or a Restricted Subsidiary would become subject to any mortgage or other encumbrance, unless either (i) such mortgage or other encumbrance could be created pursuant to Section 1006 of such Indenture (see "Senior Indenture Provisions -- Limitation on Liens") without equally and ratably securing the Indenture Securities issued under such Indenture or (ii) such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage or other encumbrance. (Section 801 of each Indenture)

    MODIFICATION OR WAIVER

    Modification and amendment of an Indenture may be made by the Company and the Trustee thereunder with the consent of the holders of not less than a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security; (ii) reduce the principal amount of, the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any such Indenture Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any such Indenture Security; (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security; (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor; (viii) adversely affect any right to convert or exchange any such Indenture Security as may be provided pursuant to such Indenture; (ix) reduce the percentage in principal amount of such Outstanding Indenture Securities (or of such Outstanding Indenture Securities of any series, as the case may be), the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder; (x) reduce the requirements for voting or quorum described below; or (xi) modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such Outstanding Indenture Securities required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each Outstanding Indenture Security affected thereby. (Section 902 of each Indenture)

    In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of such Indenture (described under the caption "Subordinated Indenture Provisions
- -- Subordination") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)

    The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by the Company with certain covenants in the applicable Indenture. (Section 1008 of the Senior Indenture and Section 1006 of the Subordinated Indenture)

    Modification and amendment of an Indenture may be made by the Company and the Trustee thereunder without the consent of any holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Indenture Securities issued thereunder and any related coupons or to surrender any right or power conferred upon the Company thereunder; (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities;
(iv) to add or change any provisions of such Indenture to facilitate the issuance of, or to liberalize certain terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (vi) in the case of the Senior Securities, to secure the Indenture Securities under the Senior Indenture pursuant to the requirements of Section 801 or Section 1006 of the Senior Indenture, or otherwise; (vii) to establish the form or terms of Indenture Securities of any series and any related coupons, including any provisions and procedures relating to conversion or exchange;
(viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons or of any other series of Indenture Securities in any material respect. (Section 901 of each Indenture)

    In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under either Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indenture Security denominated in a foreign Currency or Currencies will be the U.S. dollar equivalent, determined on the trade date for such Indenture Security, of the principal amount thereof (or, in the case of an Original Issue Discount Security or Indexed Security, the U.S. dollar equivalent on the trade date of such Indenture Security of the amount determined as provided in (i) above or (iii) below), (iii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of such Indenture and (iv) Indenture Securities owned by the Company or any other obligor upon the Indenture Securities or any Affiliate of the Company or of such other obligor will be disregarded. (Section 101 of each Indenture)

    Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each Indenture) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series, may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with that Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)

    SATISFACTION AND DISCHARGE; DEFEASANCE AND COVENANT DEFEASANCE

    The Company may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)

    Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within a series and any related coupons pursuant to Section 301 thereunder, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities and coupons (except for the obligations to pay Additional Amounts, if any; to register the transfer or exchange of such Debt Securities and coupons; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and coupons; to maintain one or more offices or agencies in respect of such Debt Securities and coupons; and to hold moneys for payment in trust) ("defeasance") or (ii) to be released (a) in the case of any such Debt Securities that are Senior Securities, from its obligations under Sections 1006 and 1007 of such Indenture (being the restrictions described under "Senior Indenture Provisions
- -- Limitation on Liens" and "Senior Indenture Provisions -- Limitation on Sale and Leaseback Transactions") or (b) in the case of any such Debt Securities (whether they are Senior or Subordinated Securities), if so provided in the prospectus supplement, from its obligations with respect to any other covenant relating to such Debt Securities and, in the case of either (a) or (b) above, any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities and coupons ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee (or other qualifying trustee), in trust, of (1) an amount, in the Currency or Currencies in which such Debt Securities and coupons are then specified as payable at Stated Maturity, (2) Government Obligations (as defined below) applicable to such Debt Securities and coupons (with such applicability being determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount, or (3) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities and related coupons to be defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture. (Article Fourteen of each Indenture)

    "Government Obligations" means securities which are (i) direct obligations of the United States or the government which issued the foreign Currency in which the Debt Securities of that series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or the government which issued such foreign Currency, as the case may be, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Such term also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by such custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

    Unless otherwise provided in the prospectus supplement, if, after the Company has deposited funds, Government Obligations or both to effect defeasance or covenant defeasance with respect to Debt Securities of a series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security or (ii) a Conversion Event occurs, then the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable Market Exchange Rate. (Section 1405 of each Indenture) Unless otherwise provided in the prospectus supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign Currency with respect to which a Conversion Event occurs shall be made in U.S. dollars. (Section 312 of each Indenture)

    In the event the Company effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default" with respect to Sections 1006 and 1007 of the Senior Indenture (which Sections would no longer be applicable to such Debt Securities or related coupons) or described in clause (iv) or (vi) under "Events of Default" with respect to any other covenant with respect to which there has been defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such a case, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    If the Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under such Indenture and such Debt Securities and coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that, if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or coupon following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debt Securities and coupons to receive such payment from the money held by such Trustee or Paying Agent.

    The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

BOOK-ENTRY DEBT SECURITIES

    Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global
Security"). Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the applicable Trustee and then by such Trustee to the depository.

    The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangements will be described in the prospectus supplement.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

    If (i) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, (ii) the Company determines, in its sole discretion, not to have any Debt Securities represented by one or more Global Securities, or
(iii) an Event  of Default under  the applicable Indenture  has occurred and  is
continuing,   then  the  Company  will   issue  individual  Debt  Securities  in
certificated form in exchange for beneficial interests in such Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

    The following is based on information furnished by DTC:

        DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to each $150 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

        Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

        To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Payment of principal (and premium, if any) and interest, if any, on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

    None of the Company, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    RESIGNATION OF TRUSTEE

    Each Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee will be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each Indenture), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

SENIOR INDENTURE PROVISIONS

    LIMITATION ON LIENS

    The Company covenants in the Senior Indenture that it will not, nor will it permit any Restricted Subsidiary to, incur, assume or guarantee any debt (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as "mortgage" or "mortgages") upon any Important Property (as defined below) of the Company or any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of such Indenture or thereafter acquired, without effectively securing the Indenture Securities issued under the Senior Indenture equally and ratably with or prior to such Debt. The foregoing restriction will not apply to: (i) mortgages on any property acquired, constructed or improved after the date of such Indenture which are created or assumed within 120 days after such acquisition, construction or improvement to secure or provide for the payment of the purchase price or cost thereof incurred after the date of such Indenture, or existing mortgages on property acquired after the date of such Indenture, provided that such mortgages do not apply to any Important Property theretofore owned by the Company or a Restricted Subsidiary other than theretofore unimproved real property; (ii) existing mortgages on any property acquired from a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by, the Company or a Restricted Subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary; (iv) mortgages securing Debt owed by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (v) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure tax exempt pollution control revenue bonds; (vi) sales of receivables that are reflected as secured indebtedness; (vii) certain other liens not related to the borrowing of money; (viii) extensions, renewals or replacements of the foregoing; (ix) mortgages on margin stock owned by the Company and Restricted Subsidiaries to the extent such margin stock exceeds 25% of the fair market value of Important Property of the Company and the Restricted Subsidiaries plus certain stock and indebtedness of the Restricted Subsidiaries; and (x) mortgages on Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada. (Section 1006 of the Senior Indenture)

    The foregoing restrictions do not apply to the incurrence, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a mortgage that would otherwise be subject to such restrictions up to an aggregate amount which, together with all other Debt secured by mortgages (not including secured Debt permitted under the foregoing exceptions) and the Attributable Debt (generally defined as the discounted present value of net rental payments) associated with Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been or will be applied as set forth in clause (iii) or (iv) under "Limitation on Sale and Lease-back Transactions" below, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) above), does not exceed 5% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. (Section 1006 of the Senior Indenture)

    The term "Restricted Subsidiary" is defined in the Senior Indenture to mean any subsidiary (i) engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada except any corporation which is a retail dealer in which the Company has, directly or indirectly, an investment under an arrangement providing for the liquidation of such investment; or (ii) which the Company shall designate as a Restricted Subsidiary. (Section 1006 of the Senior Indenture)

    The term "Important Property" is defined in the Senior Indenture to include:
(i) any manufacturing plant, including its machinery and equipment, used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary; (ii) the executive office and administrative building of the Company in Moline, Illinois; and (iii) research and development facilities; except, in each case, property the fair value of which as determined by the Board of Directors does not at the time exceed 1% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. (Section 1006 of the Senior Indenture)

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Company covenants in the Senior Indenture that it will not nor will it permit any Restricted Subsidiary to enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Important Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by the Company or such Restricted Subsidiary to such Person unless the net proceeds are at least equal to the fair value (as determined by the Board of Directors) of such property and either (i) the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a mortgage on such Important Property without securing the Indenture Securities issued under the Senior Indenture under clause
(i)   of   the   first   paragraph   under   "Limitation   on   Liens"    above;

(ii) the Attributable Debt associated therewith would be an amount permitted under the second paragraph under "Limitation on Liens" above; (iii) the Company applies an amount equal to the fair value of such Important Property to the retirement of Indenture Securities or certain long-term indebtedness of the Company or a Restricted Subsidiary, as the case may be; or (iv) the Company enters into a BONA FIDE commitment to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value of such property. (Section 1007 of the Senior Indenture)

SUBORDINATED INDENTURE PROVISIONS

    SUBORDINATION

    Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest, if any, on Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture). In addition, no payment on account of principal (and premium, if any), sinking fund or interest, if any, may be made on the Subordinated Securities unless full payment of all amounts then due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any such payment by the Company is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of assets of the Company, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture)

    Senior Indebtedness is defined in the Subordinated Indenture as the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture and the 5 1/2% Convertible Subordinated Debentures due 2001), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities and (ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)

    If this prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    The Chase Manhattan Bank (National Association) and The Bank of New York are two of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit. The Chase Manhattan Bank (National Association) and The

Bank of New York each also serves as trustee under other indentures covering unsecured senior debt securities of the Company. The Bank of New York also serves as trustee under indentures under which a subsidiary of the Company is the obligor.

                          DESCRIPTION OF DEBT WARRANTS

    The Company may issue (either separately or together with other Offered Securities) Debt Warrants to purchase Underlying Debt Securities (the "Offered Debt Warrants"). Such Debt Warrants will be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the prospectus supplement. A copy of the form of Debt Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Debt Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Debt Warrant Agreement including the definitions of certain terms.

GENERAL

    Reference is made to the prospectus supplement for the terms of the Offered Debt Warrants, including the following:

        (1) The title and aggregate number of such Debt Warrants.

        (2) The title, rank, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants.

        (3) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Debt Warrant, and the price, or the manner of determining the price, at which such principal amount may be purchased upon such exercise.

        (4) The time or times at which, or period or periods in which, such Debt Warrants may be exercised and the expiration date of such Debt Warrants.

        (5) The terms of any right of the Company to redeem such Debt Warrants.

        (6) Whether certificates evidencing such Debt Warrants ("Debt Warrant Certificates") will be issued in registered or bearer form, and, if registered, where they may be transferred and exchanged.

        (7) Whether such Debt Warrants are to be issued with any Debt Securities or any other Securities.

        (8) The date, if any, on and after which such Debt Warrants and such Debt Securities or other Securities will be separately transferable.

        (9) Any other terms of such Debt Warrants.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Debt Warrants may be exercised and exchanged, and Debt Warrants in registered form may be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF DEBT WARRANTS

    Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such Offered Debt Warrants. After the close of business on the applicable expiration date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the related Debt Warrant Certificate, with the reverse side thereof properly completed. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement, the Company will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the unexercised Debt Warrants. The holder of a Debt Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

MODIFICATIONS

    The Debt Warrant Agreement and the terms of the Offered Debt Warrants may be modified or amended by the Company and the Debt Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Debt Warrants.

    The Company and the Debt Warrant Agent may also modify or amend the Debt Warrant Agreement and the terms of the Offered Debt Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Debt Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Debt Warrants the consent of the holders of which is required for any such modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Debt Warrants, may be made without the consent of each holder affected thereby.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Holders of Debt Warrants are not entitled, by virtue of being such holders, to payments of principal of (or premium, if any) or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of the Underlying Debt Securities.

                         DESCRIPTION OF PREFERRED STOCK

    The Company may issue (either separately or together with other Offered Securities) shares of its Preferred Stock. Under its Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 3,000,000 shares of its Preferred Stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors or a duly authorized committee thereof. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Certificate of Designations relating to the subject Preferred Stock.

    The specific terms of (i) any Preferred Stock proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement (the "Offered Preferred Stock") and (ii) any Preferred Stock to be represented by Depositary Shares or issuable upon the conversion or exchange of other Offered Securities (the "Underlying Preferred Stock") will be described in such prospectus supplement.

    If so indicated in the prospectus supplement, the terms of the Offered Preferred Stock or Underlying Preferred Stock may differ from the terms set forth below, except those terms required by the Certificate of Incorporation.

GENERAL

    Under the Certificate of Incorporation, each series of Preferred Stock of the Company will rank on a parity as to dividends and distributions of assets upon liquidation with every other series of Preferred Stock of the Company. The Offered and Underlying Preferred Stock will, when issued, be fully paid and non-assessable and holders thereof will have no preemptive rights.

    Reference is made to the prospectus supplement for the terms of the Offered Preferred Stock, the Underlying Preferred Stock or both, as the case may be, including:

        (1) The title and stated value of such Preferred Stock.

        (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock.

        (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock.

        (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

        (5) The liquidation preference of such Preferred Stock.

        (6) The procedures for any auction and remarketing, if any, of such Preferred Stock.

        (7) The provision for a sinking fund, if any, for such Preferred Stock.

        (8) The  provision  for redemption,  if  applicable, of  such  Preferred
    Stock.

        (9) Whether interests in such Preferred Stock will be represented by Depositary Shares.

       (10) Whether such Preferred Stock will be convertible into or exchangeable for shares of Common Stock or other Securities and, if so, the terms and conditions upon which such Preferred Stock will be so convertible or exchangeable, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

       (11) Whether such Preferred Stock will be listed on any securities exchange.

       (12)  Whether  such  Preferred  Stock  will  be  issued  with  any  other
    Securities.

       (13) Any other specific terms, preferences or rights of, or limitations or restrictions on, such Preferred Stock.

    Subject to the Certificate of Incorporation and to any limitations contained in outstanding Preferred Stock, the Company may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Company.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

DIVIDENDS

    Holders of Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment, at such rate and on such dates as will be set forth in the prospectus supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement.

    The Company may not (i) declare or pay dividends (except in stock of the Company junior as to dividend or liquidation rights to the Preferred Stock (the "Junior Stock")) or make any other distributions on any Junior Stock, or (ii) purchase, redeem or otherwise acquire Junior Stock or set aside funds for such purpose (except (A) in a reclassification or exchange of Junior Stock through the issuance of other Junior Stock or (B) with the proceeds of a reasonably contemporaneous sale of Junior Stock), if there are arrearages in dividends or failure in the payment of the Company's sinking fund or redemption obligations on any of its Preferred Stock and, in the case of (i) above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of its Preferred Stock.

    Dividends in full may not be declared or paid or set apart for payment on any series of Preferred Stock unless (i) there are no arrearages in dividends for any past quarterly dividend periods on any series of Preferred Stock and
(ii) to the extent that such dividends are cumulative, dividends in full for the current quarterly dividend period have been declared or paid on all Preferred Stock. Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and undeclared and unpaid current quarterly cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

CONVERSION AND EXCHANGE

    If the Offered Preferred Stock or Underlying Preferred Stock will be convertible into or exchangeable for Common Stock or other Securities, the prospectus supplement will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Preferred Stock. Such terms may also include provisions under which the number of shares of Common Stock or the number or amount of other Securities to be received by the holders of such Preferred Stock upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in such prospectus supplement.

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of the Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock are not paid in full, the holders of Preferred Stock of each series will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company will not be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

    If so provided in the prospectus supplement, the Offered Preferred Stock or Underlying Preferred Stock will be redeemable in whole or in part at the option of the Company, at the times and at the redemption prices set forth therein.

    If dividends on any series of Preferred Stock are in arrears or the Company has failed to fulfill its sinking fund or redemption obligations with respect to any series of Preferred Stock, the Company may not purchase or redeem any shares of Preferred Stock or any other capital stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of all shares of Preferred Stock then outstanding; provided, however, that (1) to meet its purchase, retirement or sinking fund obligations with respect to any series of Preferred Stock, the Company may use shares of such Preferred Stock acquired prior to such arrearages or failure of payment and then held as treasury stock and (2) the Company may complete the purchase or redemption of shares of Preferred Stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to such arrearages or failure of payment.

VOTING RIGHTS

    Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. As used herein, the term "Applicable Preferred Stock" means those series of Preferred Stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors of the Company.

    If the equivalent of six quarterly dividends payable on any share of any series of Applicable Preferred Stock are in default (whether or not such dividends have been declared or such defaulted dividends are consecutive), the number of directors of the Company will be increased by two and the holders of all outstanding series of Applicable Preferred Stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if such share is non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if such share is cumulative, whereupon all voting rights described herein shall be divested from the Applicable Preferred Stock. The holders of Applicable Preferred Stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Applicable Preferred Stock are present in person or by proxy.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock will be required (i) for any amendment of the Certificate of Incorporation that will adversely affect the powers, preferences or rights of the holders of the Preferred Stock or (ii) to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the Preferred Stock or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock of a series will be required for any amendment of the Certificate of Incorporation (or the related Certificate of Designations) that will adversely affect the powers, preferences or rights of Preferred Stock of such series.

    The affirmative vote of the holders of a majority of then outstanding shares of Preferred Stock will be required to (i) increase the authorized amount of the Preferred Stock or (ii) create any class of stock (or increase the authorized number of shares of any class of stock) that will rank on a parity with the Preferred Stock either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock.

                        DESCRIPTION OF DEPOSITARY SHARES

    The Company may offer (either separately or together with other Offered Securities) Depositary Shares representing interests in shares of its Preferred Stock of one or more series. Reference is made to the prospectus supplement for a description of the deposit agreements (each a "Deposit Agreement") to be entered into between the Company and a bank or trust company, as depositary (the "Preferred Stock Depositary"). A copy of the form of Deposit Agreement, including the form of depositary receipts evidencing Depositary Shares (the "Depositary Receipts"), has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Deposit Agreement and the Deposit Receipts, including the definitions of certain terms.

    The specific terms of any Depositary Shares proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement (the "Offered Depositary Shares") will be described in such prospectus supplement. If so indicated in the prospectus supplement, the terms of the Depositary Shares may differ from the terms set forth below.

GENERAL
    The Company will provide for the issuance by the Preferred Stock Depositary to the public of the Depositary Receipts evidencing the Depositary Shares, each of which will represent a fractional interest (to be specified in the prospectus supplement) in one share of the related Preferred Stock, as described below.

    Reference is made to the prospectus supplement for the terms of the Offered Depositary Shares, including:

    (1) The terms of the series of Preferred Stock deposited by the Company under the Deposit Agreement.

    (2) The number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share.

    (3) Whether such Depositary Shares will be listed on any securities exchange.

    (4) Whether such Depositary Shares will be sold with any other Offered Securities and, if so, the amount and terms thereof.

    (5) Any other terms of such Depositary Shares.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    Depositary Receipts will be exchangeable for new Depositary Receipts of different denominations. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock of such series represented by such Depositary Share, to all rights and preferences of the Preferred Stock represented by such Depositary Share (including dividend, voting and liquidation rights and any redemption, conversion or exchange rights).

DIVIDENDS AND OTHER DISTRIBUTIONS
    The Preferred Stock Depositary will distribute all cash dividends and other cash distributions received in respect of the related series of Preferred Stock to the record holders of the Depositary Shares in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

    The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Shares.

WITHDRAWAL OF PREFERRED STOCK
    Upon surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related shares of Preferred Stock have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to receive at such office, to or upon such holder's order, the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Shares. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of Preferred Stock to which such holder is entitled, or if such holder would otherwise be entitled to a fractional share of Preferred Stock, the Preferred Stock Depositary will deliver to such holder a new Depositary Receipt evidencing such balance or fractional share.

REDEMPTION OF DEPOSITARY SHARES
    Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed; provided that the Company has paid in full to the Preferred Stock Depositary the redemption price of such Preferred Stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to such Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by the Company.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption and surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION AND EXCHANGE
    Depositary Shares, as such, are not convertible into or exchangeable for Common Stock or other Securities. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for Common Stock or other Securities, the Depositary Receipts evidencing such Depositary Shares may be surrendered by the holder thereof to the Preferred Stock Depositary with written instructions to convert or exchange such Preferred Stock into whole shares of Common Stock or other Securities, as specified in the related prospectus supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange thereof and will deliver to the holder such whole shares of Common Stock or such whole number of other Securities (and cash in lieu of any fractional share or Security). In the case of a partial conversion or exchange, the holder will receive a new Depositary Receipt evidencing the unconverted or unexchanged balance.

VOTING THE PREFERRED STOCK
    Upon receipt of notice of any meeting at which holders of one or more series of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date for such meeting will be entitled to instruct the Preferred Stock Depositary as to the manner in which to vote the number of shares of Preferred Stock represented by such Depositary Shares. The Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to vote in accordance with each holder's instructions. The Preferred Stock Depositary will abstain from voting Preferred Stock to the extent it does not receive instructions from the holders of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding (or such greater amount as may be required by the rules of any exchange on which the Depositary Shares are listed); provided that any amendment that prejudices any substantial right of the holders of Depositary Shares will not become effective until the expiration of 90 days after notice of such amendment has been given to such holders. A holder that continues to hold one or more Depositary Receipts at the expiration of such 90-day period will be deemed to consent to, and will be bound by, such amendment. No amendment may impair the right of any holder to surrender such holder's Depositary Receipt and receive the related Preferred Stock, as discussed above under "Withdrawal of Preferred Stock".

    The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days prior written notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary will deliver to each holder of Depositary Shares, upon surrender of the related Depositary Receipts, the number of whole shares of the related series of Preferred Stock to which such holder is entitled, together with cash in lieu of any fractional share. The Deposit Agreement will terminate automatically after all the related Preferred Stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the Preferred Stock represented by such Depositary Shares in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

    Except as provided in the prospectus supplement, the Company will pay the fees and expenses of the Preferred Stock Depositary, and the holders of Depositary Receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of Depositary Receipts.

MISCELLANEOUS

    The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and that the Company is required to furnish to the holders of the Preferred Stock. Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith and without gross negligence of their respective duties thereunder, and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or related shares of Preferred Stock unless satisfactory indemnity is furnished.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

    The Company may issue (either separately or together with other Offered Securities) shares of its Common Stock. Under the Certificate of Incorporation, the Company is authorized to issue up to 200,000,000 shares of its Common Stock. Reference is made to the prospectus supplement relating to Offered Common Stock, or Offered Securities convertible or exchangeble for, or exercisable into Common Stock for the terms relevant thereto, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on such other Offered Securities. See "Description of Outstanding Capital Stock" below.

                         DESCRIPTION OF COMMON WARRANTS

    The Company may issue (either separately or together with other Offered Securities) Common Warrants to purchase Common Stock (the "Offered Common Warrants"). The Common Warrants will be issued under warrant agreements (each a "Common Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Common Warrant Agent"). The form of Common Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Common Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Common Warrant Agreement, including the definitions of certain terms.

GENERAL

    Reference is made to the prospectus supplement for the terms of the Offered Common Warrants, including:

        (1) The title and aggregate number of such Common Warrants.

        (2) The number of shares of Common Stock that may be purchased upon exercise of each such Common Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Common Warrants that are exercisable at any one time.

        (3) The time or times at which, or period or periods in which, such Common Warrants may be exercised and the expiration date of such Common Warrants.

        (4)  The  terms  of any  right  of  the Company  to  redeem  such Common
    Warrants.

        (5) The terms of any right of the Company to accelerate the exercise of such Common Warrants upon the occurrence of certain events.

        (6) Whether such Common Warrants will be sold with any other Offered Securities.

        (7) The date, if any, on and after which such Common Warrants and such Offered Securities will be separately transferable.

        (8) Any other terms of such Common Warrants.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    Certificates representing Common Warrants (the "Common Warrant Certificates") will be exchangeable for new Common Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Common Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Common Warrants may be exercised at the corporate trust office of the Common Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF COMMON WARRANTS

    Each Offered Common Warrant will entitle the holder thereof to purchase such number of shares of Common Stock at the exercise price set forth in, or calculable from, the prospectus supplement relating to such Offered Common
Warrants. After the close of business on the applicable expiration date, unexercised Common Warrants will become void.

    Offered Common Warrants may be exercised by payment to the Common Warrant Agent of the exercise price and by delivery to the Common Warrant Agent of the related Common Warrant Certificate, with the reverse side thereof properly completed. Offered Common Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Common Warrant Agent, within five business days thereafter, of the Common Warrant Certificate or Certificates evidencing such Offered Common Warrants. Upon receipt of such payment and the properly completed Common Warrant Certificates at the corporate trust office of the Common Warrant Agent or such other office acceptable to the Common Warrant Agent, the Company will, as soon as practicable, deliver the shares of Common Stock purchased upon such exercise. If fewer than all of the Offered Common Warrants represented by any Common Warrant Certificate are exercised, a new Common Warrant Certificate will be issued for the unexercised Offered Common Warrants. The holder of an Offered Common Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Common Stock purchased upon such exercise.

MODIFICATIONS

    The Common Warrant Agreement and the terms of the Offered Common Warrants may be modified or amended by the Company and the Common Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Common Warrants.

    The Company and the Common Warrant Agent may also modify or amend the Common Warrant Agreement and the terms of the Offered Common Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of consents required for any modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Common Warrants, may be made without the consent of each holder affected thereby.

COMMON WARRANT ADJUSTMENTS

    The terms and conditions on which the exercise price of and/or the number of shares of Common Stock covered by an Offered Common Warrant are subject to adjustment will be set forth in the Common Warrant Agreement and the prospectus supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Common Stock covered by such Offered Common Warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provisions so that the holder of such Offered Common Warrant, upon exercise thereof, would be treated as if such holder had exercised such Offered Common Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Stock.

NO RIGHTS AS STOCKHOLDERS

    Holders of Common Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or exercise any other rights whatsoever as stockholders of the Company.

                        DESCRIPTION OF CURRENCY WARRANTS

    The Company may issue (either separately or together with other Offered Securities) Currency Warrants (the "Offered Currency Warrants"). The Offered Currency Warrants may be issued (a) in the form of Currency Put Warrants, entitling the owners thereof to receive from the Company the Cash Settlement Value (as hereinafter defined) in U.S. dollars of the right to purchase a designated amount of U.S. dollars for a designated amount of a specified foreign Currency (a "Base Currency"), (b) in the form of Currency Call Warrants, entitling the owners thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a designated amount of U.S. dollars for a designated amount of a Base Currency or (c) in such other form as shall be specified in the applicable prospectus supplement. A Currency Warrant will not require or entitle the owners to sell, deliver, purchase or take delivery of any Base Currency. The Currency Warrants will be issued under warrant agreements (each a "Currency Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Currency Warrant Agent"), to be set forth in the prospectus supplement relating to the Offered Currency Warrants. The form of Currency Warrant Agreement, has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Currency Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions of certain terms.

GENERAL

    Reference is made to the prospectus supplement for the terms of Offered Currency Warrants, including:

        (1) The title and aggregate number of such Currency Warrants.

        (2) The material risk factors relating to such Currency Warrants.

        (3) Whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, both puts and calls or otherwise.

        (4)   The  formula  for  determining   the  Cash  Settlement  Value,  if
    applicable, of each such Currency Warrant.

        (5) The procedures and conditions relating to the exercise of such Currency Warrants.

        (6) The date on which the right to exercise such Currency Warrants will commence and the date (the "Currency Warrant Expiration Date") on which such right will expire.

        (7) The circumstances, in addition to their automatic exercise upon the Currency Warrant Expiration Date, that will cause such Currency Warrants to be deemed to be automatically exercised.

        (8) Any minimum number of such Currency Warrants that must be exercised at any one time, other than upon automatic exercise.

        (9) Whether such Currency Warrants are to be issued with any other Offered Securities.

       (10) Any other terms of such Currency Warrants.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    If Currency Warrants are to be offered either in the form of Currency Put Warrants or Currency Call Warrants, an owner will receive a cash payment upon exercise only if the Currency Warrants have a Cash Settlement Value in excess of zero at that time. The spot exchange rate of the applicable Base Currency, as compared to the U.S. dollar upon exercise, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration. The Currency Warrants are expected to be "out-of-the-money" (I.E., the Cash Settlement Value will be zero) when initially sold and will be "in-the-money" (I.E., their Cash Settlement Value will exceed zero) if, in the case of Currency Put Warrants, the Base Currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the price determined for the Base Currency in the prospectus supplement (the "Strike Price") or, in the case of Currency Call Warrants, the Base Currency appreciates against the U.S. dollar to the extent one U.S. dollar is worth less than the Strike Price. "Cash Settlement Value" on an Exercise Date (as such term will be defined in the prospectus supplement) is an amount that is the greater of (i) zero and (ii) the amount computed, in the case of Currency Put Warrants, by subtracting from a constant or, in the case of Currency Call Warrants, by subtracting such constant from, an amount equal to such a constant multiplied by a fraction, the numerator of which is the Strike Price and the denominator of which is the spot exchange rate of the Base Currency for U.S. dollars on the Exercise Date (the "Spot Rate") as such Spot Rate is determined pursuant to the Currency Warrant Agreement. Information concerning the historical exchange rates for the Base Currency will be included in the prospectus supplement.

    There will be a time lag between the time that an owner of Currency Warrants gives instructions to exercise such Currency Warrants and the time that the Spot Rate relating to such exercise is determined, as described in the prospectus supplement.

    Currency Warrants will be unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Unless otherwise provided in the prospectus supplement, each issue of Currency Warrants will be issued in book-entry form and represented by a single global Currency Warrant Certificate, registered in the name of a depository or its nominees. Owners will generally not be entitled to receive definitive certificates representing Currency Warrants. An owner's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling owner's brokerage firm. Neither the Company nor the Currency Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests of global Currency Warrant Certificates or for maintaining, supervising or reviewing records relating to such beneficial ownership interests.

    The Cash Settlement Value on exercise of a Currency Warrant will be paid by the Currency Warrant Agent to the depository. The depository will be responsible for crediting the amount of such payments to the accounts of the participants in accordance with its standard procedures. Each participant will be responsible for disbursing such payments to the beneficial owners of the Currency Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the owners of the Currency Warrants that it represents.

    If the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Currency Warrants in definitive form in exchange for the global Currency Warrant. In addition, the Company may at any time determine not to have the Currency Warrants represented by a global Currency Warrant and, in such event, will issue Currency Warrants in definitive form in exchange for the global Currency Warrant. In either instance, an owner of a beneficial interest in the global Currency Warrant will be entitled to have a number of Currency Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Currency Warrants in definitive form.

EXERCISE OF CURRENCY WARRANTS

    Unless otherwise provided in the prospectus supplement, each Currency Warrant will entitle the owner to the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date. If not exercised prior to a specified time on the fifth business day preceding the Currency Warrant Expiration Date, Currency Warrants will be automatically exercised on the Currency Warrant Expiration Date.

LISTING

    Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any such Currency Warrants, unless otherwise provided in the prospectus supplement. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, Currency Warrants not previously exercised will be automatically exercised on the date such delisting or permanent trading suspension becomes effective. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants from, or permanent suspension of their trading on, such exchange.

MODIFICATIONS

    The Currency Warrant Agreement and the terms of the Currency Warrants may be amended by the Company and the Currency Warrant Agent, without the consent of the owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

    The Company and the Currency Warrant Agent also may modify or amend the Currency Warrant Agreement and the terms of the Currency Warrants with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised Currency Warrants affected, provided that no such modification or amendment that increases the Strike Price in the case of a Currency Put Warrant, decreases the Strike Price in the case of a Currency Call Warrant, shortens the period of time during which the Currency Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the Currency Warrants or reduces the number of outstanding Currency Warrants the consent of whose owners is required for modification or amendment of the Currency Warrant Agreement or the terms of the Currency Warrants may be made without the consent of each owner affected thereby.

ENFORCEABILITY OF RIGHTS BY OWNERS; GOVERNING LAW

    The Currency Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in Currency Warrants or with the registered holder thereof. The Currency Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its obligations under the Currency Warrant Agreement or a Currency Warrant Certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon the Company. Owners may, without the consent of the Currency Warrant Agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their Currency Warrants. Except as may otherwise be provided in the prospectus supplement, each issue of Currency Warrants and the applicable Currency Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.

                         DESCRIPTION OF OTHER WARRANTS

    The Company may issue (either separately or together with other Offered Securities) Other Warrants (the "Offered Other Warrants"). The Offered Other Warrants may be issued to buy or sell debt securities of or guaranteed by the United States, to buy or sell Currencies, to buy or sell units of a stock index or stock basket, to buy or sell a commodity or a unit of a commodity index or to buy or sell some other item or unit of an index (collectively, "Exercise Items"). Other Warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in the prospectus supplement. Other Warrants will be issued under warrant agreements (each, an "Other Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Other Warrant Agent"), all as set forth in the prospectus supplement relating to the Offered Other Warrants. The form of Other Warrant Agreement, has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Other Warrant Agreement and the Other Warrant Certificates does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Other Warrant Agreement and the Other Warrant Certificates, including the definitions of certain terms therein.

GENERAL

    Reference is made to the prospectus supplement for the terms of the Offered Other Warrants, including (to the extent such terms are applicable to such Other Warrants):

        (1) The title and aggregate number of such Other Warrants.

        (2) The material risk factors relating to such Other Warrants.

        (3) The Exercise Items that such Other Warrants represent the right to buy or sell.

        (4) The procedures and conditions relating to the exercise of such Other Warrants.

        (5) The date on which the right to exercise such Other Warrants shall commence and the date on which such right shall expire.

        (6) Whether such Other Warrants will be listed on a national securities exchange.

        (7) Any other terms of such Other Warrants, including any terms that may be required or advisable under applicable law.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant thereto.

RISK FACTORS RELATING TO THE OTHER WARRANTS

    The   Other  Warrants  may  entail  significant  risks,  including,  without limitation, the possibility of significant fluctuations in the market for the applicable Exercise Item, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the Other Warrants and will be more fully described in the prospectus supplement.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

    The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $1.00 par value per share, and (ii) 3,000,000 shares of Preferred Stock, $1.00 par value per share.

    On April 30, 1994, there were outstanding (a) 86,315,934 shares of Common Stock, (b) employee stock options to purchase an aggregate of 1,840,167 shares of Common Stock (of which options to purchase an aggregate of 1,246,031 shares of Common Stock were currently exercisable) and (c) rights to purchase Series A Participating Preferred Stock, $1.00 par value (the "Series A Preferred Stock"). No Preferred Stock had been issued as of such date, although rights to purchase the Series A Preferred Stock had been distributed to holders of the Common Stock pursuant to the Rights Agreement, as further described below. A maximum of 1,000,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of such rights. See "Rights Plan" below.

    The following descriptions are summaries, and reference is made to the detailed provisions of the following documents: (i) the Certificate of Incorporation; (ii) the Company's bylaws; and (iii) the Rights Agreement, as amended, between the Company and Chemical Bank, successor Rights Agent (the "Rights Agreement").

COMMON STOCK

    Subject to the rights of the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. See also "Description of Preferred Stock--Dividends". Certain of the Company's credit agreements contain provisions requiring the maintenance of a minimum consolidated tangible net worth. Under these provisions, the total consolidated retained earnings balance of $926.5 million at October 31, 1993 was free of restrictions as to payment of dividends or acquisition of Common Stock.

    Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by the stockholders of the Company, including the election of directors. The Common Stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See "Description of Preferred Stock--Voting Rights" for a discussion of the voting rights of any Preferred Stock that might be issued in the future.

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's Preferred Stock are entitled (if any shares of Preferred Stock are then outstanding), the holders of Common Stock are entitled to share ratably in the remaining assets of the Company.

    The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

    The Common Stock of the Company is listed on the New York Stock Exchange (symbol "DE") and the Chicago Stock Exchange. The transfer agent and registrar is Chemical Bank.

    CLASSIFICATION OF BOARD OF DIRECTORS. The Board of Directors of the Company is divided into three approximately equal classes, having staggered terms of office of three years each. The effect of a classified Board of Directors may be to make it more difficult to acquire control of the Company.

    DELAWARE GENERAL CORPORATION LAW SECTION 203. The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware ("Delaware Section 203"), the "business combination" statute. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware Section 203), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder". "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. The Certificate of Incorporation does not exclude the Company from the restrictions imposed under the statute and the statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

RIGHTS PLAN

    The Company's Rights Agreement provides that attached to each share of Common Stock is one right (a "Right") that, when exercisable, entitles the holder of the Right to purchase one one-hundredth of a share of Series A Preferred Stock at a purchase price (the "Purchase Price") of $120, subject to adjustment. The number of Rights attached to each share of Common Stock is subject to adjustment. In certain events (such as a person or group becoming the owner of 20% or more of the Common Stock or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the Rights would entitle the holders thereof (other than the acquiring person or group) to receive Common Stock or common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person who attempts to acquire the Company. The Rights automatically attach to each outstanding share of Common Stock, including any shares offered pursuant to the applicable prospectus supplement. There is no monetary value presently assigned to the Rights, and they will not trade separately from the Common Stock unless and until they become exercisable. The Rights, which expire on December 31, 1997, may be redeemed at a price of $.03 per Right at any time until the tenth day following an announcement that an individual, corporation or other entity (excluding the Company or its affiliates) has acquired 20% or more of the outstanding Common Stock, except as otherwise provided in the Rights Agreement. The Rights Agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. However, a stockholder could potentially disagree with the Board's determination of what constitutes a fair price or the best interests of the Company and its stockholders.

                              PLAN OF DISTRIBUTION

    The Company may sell the Offered Securities to or through underwriters or dealers, and also may sell the Offered Securities directly to one or more other purchasers or through agents.

    The prospectus supplement sets forth the terms of the offering of the particular series of Offered Securities to which such prospectus supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such series of Offered Securities, (ii) the initial public offering or purchase price of such series of Offered Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company and (vi) the securities exchanges, if any, on which such series of Offered Securities will be listed.

    Unless otherwise set forth in the prospectus supplement relating to a particular series of Offered Securities, the obligations of the underwriters to purchase such series of Offered Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Offered Securities will be obligated to purchase all of the Offered Securities of such series allocated to it if any such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Offered Securities may be offered and sold by the Company directly or through agents designated by the Company from time to time. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Offered Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Offered Securities so offered and sold. The Offered Securities also may be sold to dealers at the applicable price to the public set forth in the prospectus supplement relating to a particular series of Offered Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

    Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the prospectus supplement relating to a particular series of Offered Securities, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Offered Securities of such series from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for the Company by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 and for any underwriters, dealers or agents by Brown & Wood, One World Trade Center, New York, New York 10048.

                                    EXPERTS

    The financial statements and financial statement schedules incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee.

S.E.C. registration fee...........................................  $ 172,906
Printing and engraving............................................    110,000
Legal fees and expenses...........................................    135,000
Fees of accountants...............................................     35,000
Fees of trustee...................................................     20,000
Blue sky fees and expenses........................................     35,000
Rating agency fees................................................    100,000
Miscellaneous.....................................................      2,094
                                                                    ---------
    Total.........................................................  $ 610,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article seventh of the restated certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification to such persons.

    The registrant has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by the registrant in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of the registrant against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Section  6 of the underwriting agreement basic provisions filed as a part of exhibit 1 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of underwriters on past occasions.

ITEM 16.  LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

  EXHIBIT
- -----------
       1.1   Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities
       1.2   Proposed form  of terms  agreement and  underwriting  agreement basic  provisions for  Equity  Securities
             (domestic tranche)
       1.3   Proposed  form  of terms  agreement and  underwriting  agreement basic  provisions for  Equity Securities
             (international tranche)
       2     Not applicable
       4.1   Proposed form  of  senior  indenture between  the  registrant  and The  Chase  Manhattan  Bank  (National
             Association)
       4.2   Proposed form of fixed rate redeemable or non-redeemable senior security
       4.3   Proposed form of subordinated indenture between the registrant and The Bank of New York
       4.4   Proposed form of fixed rate redeemable or non-redeemable subordinated security
       4.5   Proposed form of debt warrant agreement
       4.6   Proposed form of common stock warrant agreement
       4.7   Proposed  form of currency  warrant agreement (including  proposed form of  currency warrant certificate)
             (Exhibit 4.4 to registration statement on Form S-3 no. 33-46513*)
       4.8   Proposed form of other warrant agreement (including proposed form of other warrant certificate)  (Exhibit
             4.5 to registration statement on Form S-3 no. 33-46513*)
       4.9   Rights  Agreement between  the registrant  and Morgan Shareholder  Services Trust  Company, Rights Agent,
             dated as of December 9,  1987 (Exhibit 4.5 to Form  10-Q for the quarter ended  April 30, 1993, file  no.
             1-4121*)
       4.10  First  Amendment to Rights  Agreement, between the  registrant and First  Chicago Trust Co.  of New York, successor Rights Agent, dated as  of February 28, 1990  (Exhibit 4.6 to Form  10-Q for the quarter  ended
             April 30, 1993, file no. 1-4121*)
       4.11  Second  Amendment to Rights  Agreement, between the registrant  and First Chicago Trust  Co. of New York, successor Rights Agent, dated as of March 1, 1991  (Exhibit 4.7 to Form 10-Q for the quarter ended  April
             30, 1993, file no. 1-4121*)
       4.12  Proposed form of deposit agreement (including proposed form of depositary receipt)
       5     Opinion of Shearman & Sterling
       8     Not applicable
      12     Deere  & Company and Consolidated  Subsidiaries computation of ratio of  earnings before fixed charges to fixed charges (Exhibit 12 to Form 10-Q for the quarter ended April 30, 1994*)
      15     Not applicable
      23.1   Consent of Deloitte & Touche
      23.2   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5)
      24     Not applicable
      25.1   Statement of eligibility of The Chase Manhattan Bank (National Association) under the Trust Indenture Act of 1939 on Form T-1
      25.2   Statement of eligibility of The Bank of New York under the Trust Indenture Act of 1939 on Form T-1
      26     Not applicable
      27     Not applicable
      28     None
      99     None

- ---------
*Incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on June 15, 1994.

                                          DEERE & COMPANY

                                          By:        /s/ HANS W. BECHERER

                                             -----------------------------------
                                                      HANS W. BECHERER
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer and David H. Stowe, Jr., and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                       TITLE                               DATE
- --------------------------------------------  --------------------------------------------  ----------------------

               /s/ HANS W. BECHERER           Chairman, Director and Principal Executive
     ----------------------------------         Officer
              HANS W. BECHERER
                  /s/ JOHN R. BLOCK           Director
     ----------------------------------
               JOHN R. BLOCK
            /s/ REGINA E. HERZLINGER          Director
     ----------------------------------
            REGINA E. HERZLINGER
              /s/ SAMUEL C. JOHNSON           Director
     ----------------------------------
             SAMUEL C. JOHNSON
                /s/ ARTHUR L. KELLY           Director
     ----------------------------------
              ARTHUR L. KELLY
                                                                                            June 15, 1994
                    /s/ P.E. LEROY            Senior Vice President, Principal Financial
     ----------------------------------         Officer and Principal Accounting Officer
                 P.E. LEROY
               /s/ A. SANTAMARINA V.          Director
     ----------------------------------
           AGUSTIN SANTAMARINA V.
             /s/ WILLIAM A. SCHREYER          Director
     ----------------------------------
            WILLIAM A. SCHREYER
                /s/ D. H. STOWE, JR.          Director
     ----------------------------------
              D. H. STOWE, JR.
                 /s/ JOHN R. WALTER           Director
     ----------------------------------
               JOHN R. WALTER

                                 EXHIBIT INDEX

  EXHIBIT                                                                                                      PAGE NO.
- -----------                                                                                                  -------------
       1.1   Proposed  forms  of  terms agreement  and  underwriting  agreement basic  provisions  for Debt
             Securities....................................................................................
       1.2   Proposed form  of terms  agreement  and underwriting  agreement  basic provisions  for  Equity
             Securities (domestic tranche).................................................................
       1.3   Proposed  form  of terms  agreement  and underwriting  agreement  basic provisions  for Equity
             Securities (international tranche)............................................................
       2     Not applicable................................................................................
       4.1   Proposed form  of  senior  indenture between  the  registrant  and The  Chase  Manhattan  Bank
             (National Association)........................................................................
       4.2   Proposed form of fixed rate redeemable or non-redeemable senior security......................
       4.3   Proposed form of subordinated indenture between the registrant and The Bank of New York.......
       4.4   Proposed form of fixed rate redeemable or non-redeemable subordinated security................
       4.5   Proposed form of debt warrant agreement.......................................................
       4.6   Proposed form of common stock warrant agreement...............................................
       4.7   Proposed  form  of currency  warrant agreement  (including proposed  form of  currency warrant certificate) (Exhibit 4.4 to registration statement on Form S-3 no. 33-46513*)................
       4.8   Proposed  form  of  other  warrant  agreement  (including  proposed  form  of  other   warrant
             certificate) (Exhibit 4.5 to registration statement on Form S-3 no. 33-46513*)................
       4.9   Rights  Agreement between the registrant and Morgan Shareholder Services Trust Company, Rights
             Agent, dated as of December 9, 1987 (Exhibit 4.5 to Form 10-Q for the quarter ended April  30,
             1993, file no. 1-4121*).......................................................................
       4.10  First Amendment to Rights Agreement, between the registrant and First Chicago Trust Co. of New
             York,  successor Rights Agent, dated as of February 28, 1990 (Exhibit 4.6 to Form 10-Q for the
             quarter ended April 30, 1993, file no. 1-4121*)...............................................
       4.11  Second Amendment to Rights Agreement,  between the registrant and  First Chicago Trust Co.  of
             New  York, successor Rights Agent, dated as of March 1, 1991 (Exhibit 4.7 to Form 10-Q for the quarter ended April 30, 1993, file no. 1-4121*)...............................................
       4.12  Proposed form of deposit agreement (including proposed form of depositary receipt)............
       5     Opinion of Shearman & Sterling................................................................
       8     Not applicable................................................................................
      12     Deere & Company and  Consolidated Subsidiaries computation of  ratio of earnings before  fixed charges to fixed charges (Exhibit 12 to Form 10-Q for the quarter ended April 30, 1994*)......
      15     Not applicable................................................................................
      23.1   Consent of Deloitte & Touche..................................................................
      23.2   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5).................
      24     Not applicable................................................................................
      25.1   Statement  of eligibility of The  Chase Manhattan Bank (National  Association) under the Trust
             Indenture Act of 1939 on Form T-1.............................................................
      25.2   Statement of eligibility of The Bank of New York under the Trust Indenture Act of 1939 on Form
             T-1...........................................................................................
      26     Not applicable................................................................................
      27     Not applicable................................................................................
      28     None..........................................................................................
      99     None..........................................................................................

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*Incorporated by reference.